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                                                                    EXHIBIT 5.1


                                January 7, 1998


Physician Health Corporation
One Lakeside Commons, Suite 300
990 Hammond Drive
Atlanta, Georgia 30328

     Re:  Registration Statement on Form S-1 of Physician Health Corporation
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Ladies and Gentlemen:

     We are acting as counsel for Physician Health Corporation, Inc., a Delaware Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 3,000,000 shares (and up to an additional 450,000 shares to cover Underwriters' overallotments) of the Company's Common Stock, par value $0.0025 per share (the "Shares"), which Shares are issuable in connection with the Company's initial public offering. A Registration Statement (as amended, the "Registration Statement") on Form S-1 (No. 333-40073) covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on November 12, 1997.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon originals or certified copies of all documents, certificates, and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents to all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares, when sold in accordance with the terms of the Underwriting Agreement, the form of which forms an exhibit to the Registration Statement, will be validly and legally issued, fully paid and nonassessable.

     You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.
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Physician Health Corporation
January 1, 1998
Page 2


     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,

                                       /s/ Jackson Walker L.L.P.